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                             UNDERWRITING AGREEMENT
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     THIS UNDERWRITING  AGREEMENT (this "Agreement") is made and entered into as of this 19 day of July, 2000, between Kit Cole Investment Trust, a Delaware business trust (the "Trust"), Kit Cole Investment Advisory Services, Inc., a
California  corporation  (the  "Advisor")  and  Quasar  Distributors,   LLC,  as
underwriter (the "Underwriter").

     WHEREAS, the Trust is registered under the Investment Company Act of 1940, as amended (the "1940 Act"), as an open-end management investment company, and is authorized to issue shares of beneficial interests ("Shares") in separate series with each such series representing interests in a separate portfolio of securities and other assets;

     WHEREAS, the Advisor is registered as an investment adviser under the Investment Advisers Act of 1940 (the "Advisers Act") and is engaged in the business of supplying investment advice as an independent contractor;

     WHEREAS, the Trust wishes to retain the Underwriter as principal underwriter in connection with the offering and sale of the Shares of each series listed on Exhibit A (as amended from time to time) (each, a "Fund" and, collectively, the "Funds") to this Agreement;

     WHEREAS, the Underwriter is registered as a broker/dealer under the Securities Exchange Act of 1934, as amended (the "1934 Act"), and is a member of the National Association of Securities Dealers, Inc. (the "NASD");

     WHEREAS, this Agreement has been approved by a vote of the Trust's board of trustees or directors ("Board") and its disinterested trustees/directors in conformity with Section 15(c) of the 1940 Act; and

     WHEREAS, the Underwriter is willing to act as principal underwriter for the Trust on the terms and conditions hereinafter set forth.

     NOW, THEREFORE, in consideration of the promises and mutual covenants herein contained, and other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto, intending to be legally bound, do hereby agree as follows:

1.   APPOINTMENT OF THE UNDERWRITER.

     The Trust hereby appoints the Underwriter as its agent for the sale and distribution of Shares of the Funds, subject to the terms and for the period set forth in this Agreement. The Underwriter hereby accepts such appointment and agrees to act hereunder.

2.   SERVICES AND DUTIES OF THE UNDERWRITER.

(a) The Underwriter agrees to sell Shares of the Funds as agent for the Trust during the term of this Agreement, upon the terms and at the current offering price (plus sales charge, if any) described in the Prospectus. As used in this Agreement, the term "Prospectus" shall mean the current prospectus, including the statement of additional information, as amended or supplemented, relating to the Funds and included in the currently effective registration statement or post-effective amendment thereto (the "Registration Statement") of the Trust under the Securities Act of 1933 (the "1933 Act") and the 1940 Act.

(b) During the continuous public offering of Shares of the Funds, the Underwriter will hold itself available to receive orders, satisfactory to the Underwriter, for the purchase of Shares of the Funds and will accept such orders on behalf of the Trust. Such purchase orders shall be deemed effective at the time and in the manner set forth in the Prospectus.

(c) The Underwriter, with the operational assistance of the Trust's transfer agent, shall make Shares available through the National Securities Clearing Corporation's Fund/SERV System.

(d) In connection with all matters relating to this Agreement, the Underwriter agrees to act in conformity with the Trust's Agreement and Declaration of Trust and By-Laws and with the instructions of the Board and to comply with the requirements of the 1933 Act, the 1934 Act, the 1940 Act, the regulations of the NASD and all other applicable federal or state laws and regulations. The Underwriter acknowledges and agrees that it is not authorized to provide any information or make any representations other than as contained in the Prospectus and any sales literature specifically approved by the Trust and the Underwriter.

(e) The Underwriter agrees to cooperate with the Trust in the development of all proposed advertisements and sales literature relating to the Funds. The Underwriter agrees to review all proposed advertisements and sales literature for compliance with applicable laws and regulations, and shall file with appropriate regulators those advertisements and sales literature it believes are in compliance with such laws and regulations. The Underwriter agrees to furnish to the Trust any comments provided by regulators with respect to such materials and to use its best efforts to obtain the approval of the regulators to such materials.

(f) The Underwriter, in its sole discretion, may repurchase Shares offered for sale by shareholders of the Funds. Repurchase of Shares by the Underwriter shall be at the price determined in accordance with, and in the manner set forth in, the current Prospectus. At the end of each business day, the Underwriter shall notify, by any appropriate means, the Trust and its transfer agent of the orders for repurchase of Shares received by the Underwriter since the last report, the amount to be paid for such Shares, and the identity of the shareholders offering Shares for repurchase. The Trust reserves the right to suspend such repurchase right upon written notice to the Underwriter. The Underwriter further agrees to act as agent for the Trust to receive and transmit promptly to the Trust's transfer agent shareholder requests for redemption of Shares.

(g) The Underwriter may, in its discretion, acting only as principal on its own behalf, enter into agreements with such qualified broker-dealers as it may select, in order that such broker-dealers also may sell Shares of the Funds. The Underwriter may pay a portion of any applicable sales charge, or allow a discount, to a selling broker-dealer, as described in the Prospectus or, if not described, as agreed upon with the broker-dealer. The Underwriter shall include in the forms of agreement with selling broker-dealers a provision for the forfeiture by them of their sales charge or discount with respect to Shares sold by them and redeemed, repurchased or tendered for redemption within seven business days after the date of confirmation of such purchases.

(h) The Underwriter shall devote its best efforts to effect sales of Shares of the Funds but shall not be obligated to sell any certain number of Shares.

(i) The Underwriter shall prepare reports for the Board regarding its activities under this Agreement as from time to time shall be reasonably requested by the Board.

(j) The services furnished by the Underwriter hereunder are not to be deemed exclusive and the Underwriter shall be free to furnish similar services to others so long as its services under this Agreement are not impaired thereby. The Trust recognizes that from time to time officers and employees of the Underwriter may serve as directors, trustees, officers and employees of other entities (including investment companies), that such other entities may include the name of the Underwriter as part of their name and that the Underwriter or its affiliates may enter into distribution, administration, fund accounting, transfer agent or other agreements with such other entities.

3.       DUTIES AND REPRESENTATIONS OF THE TRUST.

(a) The Trust represents that it is registered as an open-end management investment company under the 1940 Act and agrees that it will act in material conformity with its Agreement and Declaration of Trust, By-Laws, its Registration Statement as may be amended from time to time and resolutions and other instructions of its Board. The Trust agrees to comply in all material respects with the 1933 Act, the 1940 Act, and all other applicable federal and state laws and regulations.

(b) The Trust shall take or cause to be taken all necessary action to register Shares of the Funds under the 1933 Act and to maintain an effective Registration Statement for such Shares in order to permit the sale of Shares as herein contemplated. The Trust authorizes the Underwriter to use the Prospectus, in the form furnished to the Underwriter from time to time, in connection with the sale of Shares.

(c) The Trust shall have the right to suspend the sale of Shares of any Fund at any time in response to conditions in the securities markets or otherwise, and to suspend the redemption of Shares of any Fund at any time permitted by the 1940 Act or the rules of the Securities and Exchange Commission ("SEC"). The Trust shall advise the Underwriter promptly of any such determination.

(d) The Trust agrees to advise the Underwriter promptly in writing:

     (i) of any correspondence or other communication by the SEC or its staff relating to the Funds, including requests by the SEC for amendments to the Registration Statement or Prospectus;

     (ii) in the event of the issuance by the SEC of any stop-order suspending the effectiveness of the Registration Statement then in effect or the initiation of any proceeding for that purpose;

     (iii) of the occurrence of any event which makes untrue any statement of a material fact made in the Prospectus or which requires the making of a change in such Prospectus in order to make the statements therein not misleading; and

     (iv) of all actions taken by the SEC with respect to any amendments to any Registration Statement or Prospectus which may from time to time be filed with the SEC.

(e) The Trust shall file such reports and other documents as may be required under applicable federal and state laws and regulations. The Trust shall notify the Underwriter in writing of the states in which the Shares may be sold and shall notify the Underwriter in writing of any changes to such information.

(f) The Trust agrees to file from time to time such amendments to its Registration Statement and Prospectus as may be necessary in order that its Registration Statement and Prospectus will not contain any untrue statement of material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading.

(g) The Trust shall fully cooperate in the efforts of the Underwriter to sell and arrange for the sale of Shares and shall make available to the Underwriter a statement of each computation of net asset value. In addition, the Trust shall keep the Underwriter fully informed of its affairs and shall provide to the Underwriter from time to time copies of all information, financial statements, and other papers that the Underwriter may reasonably request for use in connection with the distribution of Shares, including, without limitation, certified copies of any financial statements prepared for the Trust by its independent public accountants and such reasonable number of copies of the most current Prospectus, statement of additional information and annual and interim reports to shareholders as the Underwriter may request.

4.   COMPENSATION.

(a) For the services provided by the Underwriter pursuant to this Agreement, the Advisor shall pay to the Underwriter fees as set forth on Schedule B to this Agreement.

(b) In addition to the expenses payable pursuant to Section 5(a) and those items set forth in Section 4(a) above, the Advisor agrees to reimburse the Underwriter or pay directly, as is appropriate, reasonable out-of-pocket expenses incurred by the Underwriter in connection with activities primarily intended to result in the sale of Shares, including, without limitation, typesetting, printing and distribution of Prospectuses and shareholder reports; production, printing, distribution and placement of advertising and sales literature and materials; engagement of designers, free-lance writers and public relations firms; long-distance telephone lines, services and charges; postage; overnight delivery charges; regulatory filing fees; record retention; and travel, lodging and meals.

5.   EXPENSES.

(a) The Trust shall bear all costs and expenses in connection with registration of the Shares with the SEC and related compliance with state securities laws, as well as all costs and expenses in connection with the offering of the Shares and communications with shareholders of its Funds, including but not limited to (i) fees and disbursements of its counsel and independent public accountants; (ii) costs and expenses of the preparation, filing, printing and mailing of Registration Statements and Prospectuses and amendments thereto, (iii) costs and expenses of the preparation, printing and mailing of annual and interim reports, proxy materials and other communications to shareholders of the Funds; and (iv) fees required in connection with the offer and sale of Shares in such jurisdictions as shall be selected by the Trust pursuant to Section 3(e) hereof.

(b) The Underwriter shall bear the expenses of registration or qualification of the Underwriter as a dealer or broker under federal or state laws and the expenses of continuing such registration or qualification. The Underwriter does not assume responsibility for any expenses not expressly assumed hereunder.

6.   INDEMNIFICATION.

(a) The Trust shall indemnify, defend and hold the Underwriter, and each of its present or former members, officers, employees, representatives and any person who controls or previously controlled the Underwriter within the meaning of
Section 15 of the 1933 Act, free and harmless from and against any and all losses, claims, demands, liabilities, damages and expenses (including the costs of investigating or defending any alleged losses, claims, demands, liabilities, damages or expenses and any reasonable counsel fee incurred in connection therewith) which the Underwriter, each of its present and former members, officers, employees or representatives or any such controlling person, may incur under the 1933 Act, the 1934 Act, any other statute (including Blue Sky laws) or any rule or regulation thereunder, or under common law or otherwise, arising out of or based upon any untrue statement, or alleged untrue statement of a material fact contained in the Registration Statement or any Prospectus, as from time to time amended or supplemented, or in any annual or interim report to shareholders, or in any advertisement or sales literature that is not the product of the process described in Section 2(e) above, or arising out of or based upon any omission, or alleged omission, to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that the Trust's obligation to indemnify the Underwriter and any of the foregoing indemnitees shall not be deemed to cover any losses, claims, demands, liabilities, damages or expenses arising out of any untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, Prospectus, annual or interim report, or any such advertisement or sales literature in reliance upon and in conformity with information relating to the Underwriter and furnished to the Trust or its counsel by the Underwriter for the purpose of, and used in, the preparation thereof; and provided further that the Trust's agreement to indemnify the Underwriter and any of the foregoing indemnitees shall not be deemed to cover any liability to the Trust or its shareholders to which the Underwriter would otherwise be subject by reason of its willful misfeasance, bad faith or negligence in the performance of its duties, or by reason of its reckless disregard of its obligations and duties under this Agreement. The Trust's agreement to indemnify the Underwriter, and any of the foregoing indemnitees, as the case may be, with respect to any action, is expressly conditioned upon the Trust being notified of such action brought against the Underwriter, or any of the foregoing indemnitees, within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon the Underwriter, or such person, such notification to be given by letter or by telegram addressed to the Trust's President, but the failure so to notify the Trust of any such action shall not relieve the Trust from any liability which the Trust may have to the person against whom such action is brought by reason of any such untrue, or alleged untrue, statement or omission, or alleged omission, otherwise than on account of the Trust's indemnity agreement contained in this Section 6(a).

(b) The Trust shall be entitled to participate at its own expense in the defense or, if it so elects, to assume the defense of any suit brought to enforce any such loss, claim, demand, liability, damage or expense, but if the Trust elects to assume the defense, such defense shall be conducted by counsel chosen by the Trust and approved by the Underwriter, which approval shall not be unreasonably withheld. In the event the Trust elects to assume the defense of any such suit and retain such counsel, the indemnified defendant or defendants in such suit shall bear the fees and expenses of any additional counsel retained by them. If the Trust does not elect to assume the defense of any such suit, or in case the Underwriter does not, in the exercise of reasonable judgment, approve of counsel chosen by the Trust, the Trust will reimburse the indemnified person or persons named as defendant or defendants in such suit, for the fees and expenses of any counsel retained by Underwriter and them. The Trust's indemnification agreement contained in Sections 6(a) and 6(b) and the Trust's representations and warranties in this Agreement shall remain operative and in full force and effect regardless of any investigation made by or on behalf of the Underwriter, and each of its present or former directors, officers, employees, representatives or any controlling person, and shall survive the delivery of any Shares and the termination of this Agreement. This agreement of indemnity will inure exclusively to the Underwriter's benefit, to the benefit of each of its present or former members, officers, employees or representatives or to the benefit of any controlling persons and their successors. The Trust agrees promptly to notify the Underwriter of the commencement of any litigation or proceedings against the Trust or any of its officers or directors in connection with the issue and sale of any of the Shares.

(c) The Trust shall not indemnify  any person  pursuant to this Section 6 unless
(i) the court or other body before which the proceeding was brought has rendered a final decision on the merits that such indemnified person was not liable by reason of his willful misfeasance, bad faith or negligence in the performance of his duties, or his reckless disregard of obligations and duties, under this Agreement or, (ii) in the absence of such a decision, a reasonable determination (based upon a review of the facts) that such indemnified person was not liable by reason of such conduct has been made by the vote of a majority of a quorum of trustees of the Trust who are neither "interested persons" of the Trust nor parties to the proceedings, or by an independent legal counsel in a written opinion.

(d) The Trust shall advance attorney's fees and other expenses incurred by any person in defending any claim, demand, action or suit which is the subject of a claim for indemnification pursuant to this Section 6, so long as: (i) such person shall undertake to repay all such advances unless it is ultimately determined that he is entitled to indemnification hereunder; and (ii) such person shall provide security for such undertaking, or the Trust shall be insured against losses arising by reason of any lawful advances, or a majority of a quorum of the disinterested, non-party trustees of the Trust (or an independent legal counsel in a written opinion) shall determine, based on a review of readily available facts (as opposed to a full trial-type inquiry), that there is reason to believe that such person ultimately will be found entitled to indemnification hereunder.

(e) The Underwriter shall indemnify, defend and hold the Trust, and each of its present or former trustees, officers, employees, representatives, and any person who controls or previously controlled the Trust within the meaning of Section 15 of the 1933 Act, free and harmless from and against any and all losses, claims, demands, liabilities, damages and expenses (including the costs of investigation or defending any alleged losses, claims, demands, liabilities, damages or expenses, and any reasonable counsel fee incurred in connection therewith) which the Trust, and each of its present or former trustees, officers, employees, representatives, or any such controlling person, may incur under the 1933 Act, the 1934 Act, any other statute (including Blue Sky laws) or any rule or regulation thereunder, or under common law or otherwise, arising out of or based upon any untrue, or alleged untrue, statement of a material fact contained in the Trust's Registration Statement or any Prospectus, as from time to time amended or supplemented, or in any annual or interim report to shareholders or in any advertisement or sales literature that is not the product of the process described in Section 2(e) above, or arising out of or based upon the omission, or alleged omission, to state therein a material fact required to be stated therein or necessary to make the statement not misleading, but only if such statement or omission was made in reliance upon, and in conformity with, information relating to the Underwriter and furnished to the Trust or its counsel by the Underwriter for the purpose of, and used in, the preparation thereof. The Underwriter's agreement to indemnify the Trust and any of the foregoing indemnitees shall not be deemed to cover any liability to the Underwriter to which the Trust would otherwise be subject by reason of its willful misfeasance, bad faith or negligence in the performance of its duties, or by reason of its reckless disregard of its obligations and duties, under this Agreement. The Underwriter's agreement to indemnify the Trust, and any of the foregoing indemnitees, is expressly conditioned upon the Underwriter's being notified of any action brought against the Trust, and any of the foregoing indemnitees, such notification to be given by letter or telegram addressed to the Underwriter's President, within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon the Trust or such person, but the failure so to notify the Underwriter of any such action shall not relieve the Underwriter from any liability which the Underwriter may have to the person against whom such action is brought by reason of any such untrue, or alleged untrue, statement or omission, otherwise than on account of the Underwriter's indemnity agreement contained in this Section 6(e).

(f) The Underwriter shall be entitled to participate at its own expense in the defense or, if it so elects, to assume the defense of any suit brought to enforce any such loss, claim, demand, liability, damage or expense, but if the Underwriter elects to assume the defense, such defense shall be conducted by counsel chosen by the Underwriter and approved by the Trust, which approval shall not be unreasonably withheld. In the event the Underwriter elects to assume the defense of any such suit and retain such counsel, the indemnified defendant or defendants in such suit shall bear the fees and expenses of any additional counsel retained by them. If the Underwriter does not elect to assume the defense of any such suit, or in case the Trust does not, in the exercise of reasonable judgment, approve of counsel chosen by the Underwriter, the Underwriter will reimburse the indemnified person or persons named as defendant or defendants in such suit, for the fees and expenses of any counsel retained by the Trust and them. The Underwriter's indemnification agreement contained in Sections 6(e) and (f) and the Underwriter's representations and warranties in this Agreement shall remain operative and in full force and effect regardless of any investigation made by or on behalf of the Trust, and each of its present or former directors, officers, employees, representatives or any controlling person, and shall survive the delivery of any Shares and the termination of this Agreement. This Agreement of indemnity will inure exclusively to the Trust's benefit, to the benefit of each of its present or former directors, officers, employees or representative or to the benefit of any controlling persons and their successors. The Underwriter agrees promptly to notify the Trust of the commencement of any litigation or proceedings against the Underwriter or any of its officers or directors in connection with the issue and sale of any of the Shares.

7.   OBLIGATIONS OF TRUST.

     This Agreement is executed by and on behalf of the Trust and the obligations of the Trust hereunder are not binding upon any of the trustees, officers or shareholders of the Trust individually but are binding only upon the Trust and with respect to the Funds to which such obligations pertain.

8.   COUNTERPARTS.

     This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original agreement but all of which counterparts shall together constitute but one and the same instrument.

9.   GOVERNING LAW.

     This Agreement shall be construed in accordance with the laws of the State of Wisconsin, without regard to conflicts of law principles. To the extent that the applicable laws of the State of Wisconsin, or any of the provisions herein, conflict with the applicable provisions of the 1940 Act, the latter shall control, and nothing herein shall be construed in a manner inconsistent with the 1940 Act or any rule or order of the SEC thereunder.

10.  DURATION AND TERMINATION.

(a) This Agreement shall become effective with respect to each Fund listed on Schedule A hereof as of the date hereof and, with respect to each Fund not in existence on that date, on the date an amendment to Schedule A to this Agreement relating to that Fund is executed. Unless sooner terminated as provided herein, this Agreement shall continue in effect for one year from the date hereof. Thereafter, if not terminated, this Agreement shall continue automatically in effect as to each Fund for successive one-year periods, provided such continuance is specifically approved at least annually by (i) the Trust's Board or (ii) the vote of a "majority of the outstanding voting securities" of a Fund, and provided that in either event the continuance is also approved by a majority of the Trust's Board who are not "interested persons" of any party to this Agreement, by vote cast in person at a meeting called for the purpose of voting on such approval.

(b) Notwithstanding the foregoing, this Agreement may be terminated, without the payment of any penalty, with respect to a particular Fund (i) through a failure to renew this Agreement at the end of a term, (ii) upon mutual consent of the parties, or (iii) upon no less than 60 days' written notice, by either the Trust through a vote of a majority of the members of the Board who are not "interested persons" of the Trust and have no direct or indirect financial interest in the operation of this Agreement or by vote of a "majority of the outstanding voting securities" of a Fund, or by the Underwriter. The terms of this Agreement shall not be waived, altered, modified, amended or supplemented in any manner whatsoever except by a written instrument signed by the Underwriter and the Trust. This Agreement will automatically terminate in the event of its assignment.

11.  MISCELLANEOUS.

     The captions in this Agreement are included for convenience of reference only and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect. Any provision of this Agreement which may be determined by competent authority to be prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors. As used in this Agreement, the terms "majority of the outstanding voting securities," "interested person," and "assignment" shall have the same meaning as such terms have in the 1940 Act.

12.  NOTICE.

     Any notice required or permitted to be given by either party to the other shall be in writing and shall be deemed to have been given when delivered personally or sent by registered or certified mail, postage prepaid, return receipt requested or sent by facsimile transmission to the other party's principal office. Notice to the Underwriter shall be sent to:

Quasar Distributors, LLC
Attn:  Teresa Cowan
615 East Michigan Street
Milwaukee, WI  53202

and notice to the Trust shall be sent to:

Kit Cole Investment Trust
Attn:  Jeff Tappan
851 Irwin Street
San Rafael, CA  94901

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their officers duly authorized thereunto as of the day and year first above written.

KIT COLE INVESTMENT ADVISORY SERVICES, INC.     KIT COLE INVESTMENT TRUST

By: /s/ Jamison Tappan                          By: /s/ Jeff Tappan
    ------------------                              ---------------
Name: Jamison Tappan                            Name: Jeff Tappan
Title: Chief Operating Officer                  Title: Chief Executive Officer


                                                QUASAR DISTRIBUTORS, LLC,

                                                By: /s/ James Schoenike
                                                    -------------------
                                                Name: James Schoenike
                                                Title: President


                                                                       EXHIBIT A

                  SEPARATE SERIES OF KIT COLE INVESTMENT TRUST

NAME OF SERIES                                                        DATE ADDED
Kit Cole Strategic Growth Fund                                    July 18, 2000

                                                                       EXHIBIT B

                             DISTRIBUTION AGREEMENT
                            QUASAR DISTRIBUTORS, LLC

                                      FEES

ADVERTISING COMPLIANCE REVIEW/NASD FILINGS

o    $150 for the first 10 pages; $20 per page thereafter

LICENSING OF INVESTMENT ADVISOR'S STAFF (IF DESIRED)

o    $900 per year per Series 7 representative

o    All  associated  NASD  and  State  fees  for  Registered   Representatives.